Exhibit 99.1

Benefitfocus, Inc. 843-284-1052 ext. 3527 pr@benefitfocus.com Investor Relations: Michael Bauer 843-284-1052 ext. 6654 michael.bauer@benefitfocus.com

Benefitfocus Announces Fourth Quarter and Full Year 2016 Financial Results

2016 total revenue of $233.3 million grew 26% year-over-year

2016 employer revenue of $140.5 million grew 48% year-over-year

Charleston, S.C. – February 23, 2017 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading provider of cloud-based benefits management solutions, today announced its fourth quarter and full year 2016 financial results.

“The fourth quarter capped a year of numerous accomplishments for the Benefitfocus team,” said Shawn Jenkins, Chief Executive Officer of Benefitfocus.  “Driven by strong demand for our platform, during 2016 total revenue grew 26% year-over-year and we improved our profitability.  In addition, once again, our software revenue retention rate was over 95% for both the quarter and year.”

Jenkins added, “Our annualized revenue run rate now exceeds $250 million, a threshold that when coupled with the performance of our platform and our continued financial progress on key profitability metrics, we believe reflects a business set to accelerate the benefits of scale. As we look ahead to 2017, we expect our enterprise class system performance and the increasing financial benefits of operational scale to position Benefitfocus exceptionally well for long-term growth.”

Fourth Quarter 2016 Financial Highlights

Revenue

•	Total revenue was $62.6 million, an increase of 15% compared to the fourth quarter of 2015.
•	Software services revenue was $52.5 million, an increase of 13% compared to the fourth quarter of 2015.
•	Professional services revenue was $10.2 million, an increase of 26% compared to the fourth quarter of 2015.
•	Employer revenue was $36.7 million, an increase of 21% compared to the fourth quarter of 2015.
•	Insurance carrier revenue was $26.0 million, an increase of 8% compared to the fourth quarter of 2015.

Net Loss

•

GAAP net loss was ($7.1) million, compared to ($12.5) million in the fourth quarter of 2015. GAAP net loss per share was ($0.24), based on 30.0 million basic and diluted weighted average common shares outstanding, compared to ($0.43) for the fourth quarter of 2015, based on 29.1 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Loss and Adjusted EBITDA

•

Non-GAAP net loss was ($2.6) million, compared to ($9.5) million in the fourth quarter of 2015. Non-GAAP net loss per share was ($0.09), based on 30.0 million basic and diluted weighted average common shares outstanding, compared to ($0.33) for the fourth quarter of 2015, based on 29.1 million basic and diluted weighted average common shares outstanding.
•	Adjusted EBITDA was $2.9 million, compared to ($4.8) million in the fourth quarter of 2015.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Balance Sheet

•	Cash, cash equivalents and marketable securities at December 31, 2016 totaled $58.9 million, compared to $55.3 million at the end of the third quarter of 2016.

Full Year 2016 Financial Highlights

Revenue

•	Total revenue was $233.3 million, an increase of 26% compared to the full year 2015.
•	Software services revenue was $201.8 million, an increase of 25% compared to the full year 2015.
•	Professional services revenue was $31.5 million, an increase of 33% compared to the full year 2015.
•	Employer revenue was $140.5 million, an increase of 48% compared to the full year 2015.
•	Insurance carrier revenue was $92.8 million, an increase of 3% compared to the full year 2015.

Net Loss

•

GAAP net loss was ($40.1) million, compared to ($62.1) million in 2015. GAAP net loss per share was ($1.35), based on 29.6 million basic and diluted weighted average common shares outstanding, compared to ($2.19) in 2015, based on 28.3 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Loss and Adjusted EBITDA

•

Non-GAAP net loss was ($21.7) million, compared to ($50.8) million in 2015. Non-GAAP net loss per share was ($0.73), based on 29.6 million basic and diluted weighted average common shares outstanding, compared to ($1.79) in 2015, based on 28.3 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA was ($1.1) million, compared to ($32.2) million in 2015.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Fourth Quarter and Recent Business Highlights

•	We ended the quarter with 833 large employer customers, up from 723 at the end of the year-ago period and 827 at the end of the third quarter of 2016.
•

ACORD, the global data standards-setting body for the insurance industry, accepted an enrollment XML asset and specifications from Benefitfocus to provide standard file format for life and ancillary insurance carriers.

•

We announced our Winter Software Release, which includes enhanced reporting and data insight features that help increase employee engagement, improve productivity and reduce costs to enable HR leaders to more effectively manage benefits.

•

We published our second annual “State of Employee Benefits” research report, a snapshot of real, but anonymous benefit election data from employees across more than 500 large employers on our Platform.

•	Deloitte recognized us as a member of the Technology Fast 500, a ranking of the 500 fastest growing technology, media, telecommunications, life sciences and energy tech companies in North America.

•	The Brandon Hall Group gave us its silver award for excellence in the Best Advance in Compensation and Benefits category.

Business Outlook

Based on information available as of February 23, 2017, Benefitfocus is providing guidance for the first quarter and full year 2017 as indicated below.

First Quarter 2017:

•	Total revenue is expected to be in the range of $62.5 million to $63.5 million.
•

Non-GAAP net loss is expected to be in the range of ($4.5) million to ($3.5) million, or ($0.15) to ($0.11) per share, based on 30.6 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $2.0 million to $3.0 million.

Full Year 2017:

•	Total revenue is expected to be in the range of $263.5 million to $268.5 million.
•

Non-GAAP net loss is expected to be in the range of ($11.5) million to ($7.5) million, or ($0.37) to ($0.24) per share, based on 30.9 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $13.0 million to $17.0 million.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call today, February 23, 2017, at 5:00 p.m. Eastern Time to discuss the company’s financial results. To access this call, dial (877) 407-9039 (domestic) or (201) 689-8470 (international). A live webcast, as well as the replay, of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. A replay of this conference call can also be accessed by dialing (844) 512-2921 (domestic) or (412) 317-6671 (international) with replay passcode 13653318 through March 2, 2017.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) provides a leading cloud-based benefits management platform that simplifies how organizations and individuals shop for, enroll in, manage and exchange benefits. Every day leading employers, insurance companies and millions of consumers rely on our platform to manage, scale and exchange benefits data seamlessly. In an increasingly complex benefits landscape, we bring order to chaos so our clients and their employees have access to better information, make better decisions and lead better lives. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release and the accompanying tables, including non-GAAP gross profit, operating loss, net loss, net loss per common share and adjusted EBITDA. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP gross profit, operating loss, net loss and net loss per share exclude stock-based compensation expenses and amortization of acquisition-related intangible assets and offering costs expensed, if any.  We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and expense related to the impairment of goodwill and intangible assets. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our continuing losses and need to achieve profitability; fluctuations in our financial results; general economic risks;  risks related to changing healthcare and other applicable regulations; our ability to maintain our culture and recruit and retain qualified personnel; the immature and volatile market for our products and services; the need to innovate and provide useful products and services; our ability to compete effectively; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings,  copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec.cfm or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$62,647	$54,340	$233,335	$185,143
Cost of revenue (1)(2)	32,522	30,483	120,681	102,851
Gross profit	30,125	23,857	112,654	82,292
Operating expenses:(1)(2)
Sales and marketing	13,546	13,092	55,488	58,589
Research and development	13,308	14,244	56,584	52,250
General and administrative	8,335	7,146	32,750	25,727
Total operating expenses	35,189	34,482	144,822	136,566
Loss from operations	(5,064)	(10,625)	(32,168)	(54,274)
Other income (expense):
Interest income	21	58	138	188
Interest expense on building lease financing obligations	(1,696)	(1,721)	(6,826)	(7,092)
Interest expense on other borrowings	(404)	(192)	(1,095)	(877)
Other expense	46	(7)	(90)	(4)
Total other expense, net	(2,033)	(1,862)	(7,873)	(7,785)
Loss before income taxes	(7,097)	(12,487)	(40,041)	(62,059)
Income tax expense	2	–	17	25
Net loss	$(7,099)	$(12,487)	$(40,058)	$(62,084)
Comprehensive loss	$(7,099)	$(12,487)	$(40,058)	$(62,084)

Net loss per common share:
Basic and diluted	$(0.24)	$(0.43)	$(1.35)	$(2.19)
Weighted-average common shares outstanding:
Basic and diluted	30,030,164	29,120,171	29,589,857	28,344,680

(1) Stock-based compensation included in above line items:
Cost of revenue	$726	$729	$2,798	$1,950
Sales and marketing	857	1,115	3,213	2,861
Research and development	994	647	4,532	2,399
General and administrative	1,901	332	7,545	3,244

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$36	$49	$147	$218
Sales and marketing	12	6	42	25
Research and development	13	8	54	35
General and administrative	2	2	14	8

Benefitfocus, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	As of December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$56,853	$48,074
Marketable securities	2,007	40,448
Accounts receivable, net	28,340	27,616
Accounts receivable, related party, net	4,626	2,082
Prepaid expenses and other current assets	4,449	5,725
Total current assets	96,275	123,945
Property and equipment, net	80,518	55,037
Intangible assets, net	408	665
Goodwill	1,634	1,634
Other non-current assets	1,575	838
Total assets	$180,410	$182,119
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$5,829	$7,953
Accrued expenses	10,867	10,449
Accrued compensation and benefits	17,347	20,684
Deferred revenue, current portion	35,426	37,858
Revolving line of credit, current portion	20,000	25,000
Financing and capital lease obligations, current portion	2,604	3,648
Total current liabilities	92,073	105,592
Deferred revenue, net of current portion	40,412	55,671
Revolving line of credit, net of current portion	20,246	5,246
Financing and capital lease obligations, net of current portion	57,934	31,183
Other non-current liabilities	3,056	2,436
Total liabilities	213,721	200,128
Commitments and contingencies
Stockholders' deficit:
Preferred stock, par value $0.001, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2016 and 2015	-	-
Common stock, par value $0.001, 50,000,000 shares authorized, 30,429,014 and 29,194,332 shares issued and outstanding at December 31, 2016 and 2015, respectively	30	29
Additional paid-in capital	335,059	310,304
Accumulated deficit	(368,400)	(328,342)
Total stockholders' deficit	(33,311)	(18,009)
Total liabilities and stockholders' deficit	$180,410	$182,119

Benefitfocus, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2016	2015	2014
Cash flows from operating activities
Net loss	$(40,058)	$(62,084)	$(63,179)
Adjustments to reconcile net loss to net cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization	13,073	11,664	9,493
Stock-based compensation expense	18,088	10,454	5,588
Change in fair value and accretion of warrant	–	–	744
Interest accrual on financing obligation	6,827	7,092	3,624
Provision for doubtful accounts	667	22	–
Loss on disposal or impairment of property and equipment	141	18	25
Changes in operating assets and liabilities:
Accounts receivable, net	(3,936)	(7,800)	2,357
Accrued interest on short-term investments	220	205	162
Prepaid expenses and other current assets	1,626	(1,328)	833
Other non-current assets	339	1,380	824
Accounts payable	(1,849)	3,418	(199)
Accrued expenses	990	2,961	2,469
Accrued compensation and benefits	(3,337)	3,310	3,192
Deferred revenue	(17,690)	(1,189)	14,288
Other non-current liabilities	2,073	332	901
Net cash and cash equivalents used in operating activities	(22,826)	(31,545)	(18,878)
Cash flows from investing activities
Purchases of short-term investments held to maturity	(2,004)	(68,185)	(12,959)
Proceeds from short-term investments held to maturity	40,225	32,667	20,830
Purchases of property and equipment	(12,705)	(14,727)	(9,824)
Net cash and cash equivalents provided by (used in) investing activities	25,516	(50,245)	(1,953)
Cash flows from financing activities
Draws on revolving line of credit	84,000	57,492	14,000
Payments on revolving line of credit	(74,000)	(44,903)	(2,100)
Proceeds from exercises of stock options	6,870	4,229	2,817
Proceeds from issuance of common stock and warrant, net of issuance costs	–	74,538	–
Payments of deferred financing costs and debt issuance costs	(379)	(566)	–
Remittance of taxes upon vesting of restricted stock units	(202)	(2,116)	(226)
Payments on financing and capital lease obligations	(10,200)	(9,884)	(8,231)
Net cash and cash equivalents provided by financing activities	6,089	78,790	6,260
Net increase (decrease) in cash and cash equivalents	8,779	(3,000)	(14,571)
Cash and cash equivalents, beginning of year	48,074	51,074	65,645
Cash and cash equivalents, end of year	$56,853	$48,074	$51,074

Supplemental disclosure of non-cash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$699	$1,489	$4,226
Property and equipment purchased with financing and capital lease obligations	$28,032	$914	$21,739
Post contract support purchased with financing obligations	$1,048	$272	$754
Allocation of proceeds to deferred revenue from issuance of common stock based on relative selling price	$-	$207	$-
Supplemental disclosure of cash flow information
Income taxes paid	$7	$18	$38
Interest paid	$6,655	$6,525	$2,449

Benefitfocus, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited, dollars in thousands except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation from Gross Profit to Non-GAAP Gross Profit:
Gross profit	$30,125	$23,857	$112,654	$82,292
Amortization of acquired intangible assets	36	49	147	218
Stock-based compensation expense	726	729	2,798	1,950
Total net adjustments	762	778	2,945	2,168
Non-GAAP gross profit	$30,887	$24,635	$115,599	$84,460

Reconciliation from Operating Loss to Non-GAAP Operating Loss:
Operating loss	$(5,064)	$(10,625)	$(32,168)	$(54,274)
Amortization of acquired intangible assets	63	65	257	286
Stock-based compensation expense	4,478	2,823	18,088	10,454
Offering costs expensed	—	77	—	560
Total net adjustments	4,541	2,965	18,345	11,300
Non-GAAP operating loss	$(523)	$(7,660)	$(13,823)	$(42,974)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(7,099)	$(12,487)	$(40,058)	$(62,084)
Depreciation	2,615	2,311	9,959	8,791
Amortization of software development costs	776	602	2,857	2,587
Amortization of acquired intangible assets	63	65	257	286
Interest income	(21)	(58)	(138)	(188)
Interest expense on building lease financing obligations	1,696	1,721	6,826	7,092
Interest expense on other borrowings	404	192	1,095	877
Income tax expense	2	—	17	25
Stock-based compensation expense	4,478	2,823	18,088	10,454
Total net adjustments	10,013	7,656	38,961	29,924
Adjusted EBITDA	$2,914	$(4,831)	$(1,097)	$(32,160)

Reconciliation from Net Loss to Non-GAAP Net Loss:
Net loss	$(7,099)	$(12,487)	$(40,058)	$(62,084)
Amortization of acquired intangible assets	63	65	257	286
Stock-based compensation expense	4,478	2,823	18,088	10,454
Offering costs expensed	—	77	—	560
Total net adjustments	4,541	2,965	18,345	11,300
Non-GAAP net loss	$(2,558)	$(9,522)	$(21,713)	$(50,784)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net loss	$(2,558)	$(9,522)	$(21,713)	$(50,784)

Weighted average shares outstanding - basic and diluted	30,030,164	29,120,171	29,589,857	28,344,680
Shares used in computing non-GAAP net loss per share - basic and diluted	30,030,164	29,120,171	29,589,857	28,344,680
Non-GAAP net loss per common share - basic and diluted	$(0.09)	$(0.33)	$(0.73)	$(1.79)

Benefitfocus, Inc.
Unaudited Reconciliation of GAAP to Non-GAAP Guidance Ranges
(in millions, except per share data)

	First Quarter 2017		Full Year 2017
	Range		Range
	Low	High	Low	High
Reconciliation from Net Loss Guidance to Adjusted EBITDA Guidance:
Net loss - Guidance range	$(9.1)	$(8.1)	$(31.7)	$(27.7)
Depreciation and amortization	4.0	4.0	14.9	14.9
Interest income	—	—	—	—
Interest expense	2.6	2.6	10.0	10.0
Income tax expense	—	—	—	—
Stock-based compensation expense	4.5	4.5	19.8	19.8
Total net adjustments	11.1	11.1	44.7	44.7
Adjusted EBITDA - Guidance range	$2.0	$3.0	$13.0	$17.0

Reconciliation from Net Loss Guidance to Non-GAAP Net Loss Guidance:
Net loss - Guidance range	$(9.1)	$(8.1)	$(31.7)	$(27.7)
Amortization of acquired intangible assets	0.1	0.1	0.4	0.4
Stock-based compensation expense	4.5	4.5	19.8	19.8
Total net adjustments	4.6	4.6	20.2	20.2
Non-GAAP net loss - Guidance range	$(4.5)	$(3.5)	$(11.5)	$(7.5)

Calculation of Non-GAAP Earnings Per Share Guidance:
Non-GAAP net loss - Guidance range	$(4.5)	$(3.5)	$(11.5)	$(7.5)

Weighted average shares outstanding - basic and diluted	30.6	30.6	30.9	30.9
Shares used in computing non-GAAP net loss per share - basic and diluted	30.6	30.6	30.9	30.9
Non-GAAP net loss per common share - basic and diluted	$(0.15)	$(0.11)	$(0.37)	$(0.24)